UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2006

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) The Board of Directors of Best Buy Co., Inc. has appointed Susan S. Grafton, age 49, as Chief Accounting Officer, effective December 12, 2006. Ms. Grafton, who assumes the position of Vice President, Controller and Chief Accounting Officer, has been with the registrant for six years in roles of increasing responsibility within the registrant’s finance department. Ms. Grafton was named Director — Financial Accounting and Control in 2001; Director — Corporate Financial Planning and Analysis in 2002; Senior Director — Enterprise Financial Accounting and Reporting in 2003; Vice President — Planning and Performance Management in 2004; and Vice President — Financial Operations and Controller in 2005. The position of Chief Accounting Officer had previously been held by Darren R. Jackson, the registrant’s Executive Vice President — Finance and Chief Financial Officer. Mr. Jackson remains the registrant’s Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: December 18, 2006	By:	/s/ James L. Muehlbauer
James L. Muehlbauer
Senior Vice President — Finance